                           GIORDANO, HALLERAN & CIESLA
                           A PROFESSIONAL CORPORATION

                                ATTORNEYS AT LAW

                               PLEASE RESPOND TO:
                          U.S. POSTAL SERVICE ADDRESS:
                               POST OFFICE BOX 190
                          MIDDLETOWN, NEW JERSEY 07748

                                       OR:

                  HAND DELIVERY AND OVERNIGHT SERVICE ADDRESS:
                               125 HALF MILE ROAD
                           RED BANK, NEW JERSEY 07701

                                 (732) 741-3900
                               FAX: (732) 224-6599

                                 WWW.GHCLAW.COM


                                                                       Exhibit 5


                                 August 22, 2003


Calton, Inc.
125 Half Mile Road, Suite 206
Red Bank, New Jersey  07701

Gentlemen:

     We refer to the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), filed on this date by Calton, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), to which this opinion letter is attached as an exhibit, for the registration of (i) 150,000 shares (the "Purchase Plan Shares") of the Company's Common Stock, $.05 par value ("Common Stock") which are proposed to be offered and sold by the Company, from time to time, under the Calton, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"), and (ii) 500,000 shares (the "Equity Plan Shares") of Common Stock which are proposed to be offered and sold by the Company under the Calton, Inc. 2000 Equity Incentive Plan (the "Equity Incentive Plan").

     We have examined the original or photostatic or certified copy of such documents, records and other information as we deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the authenticity of each document submitted to us as an original, the conformity to the original document of each document submitted to us as a certified or photostatic copy, and the authenticity of the original of each such latter document. In addition, we have assumed, in rendering the opinion set forth below, that any stock certificate evidencing any shares of the Company's Common Stock when issued pursuant to the Employee Stock Purchase Plan or Equity Incentive Plan, will have been duly executed on behalf of the Company and will have been countersigned by the Company's transfer agent and registered by the Company's registrar prior to their issuance.

     On the basis of our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that:

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GIORDANO, HALLERAN & CIESLA
A PROFESSIONAL CORPORATION
    ATTORNEYS AT LAW


Calton, Inc.
August 22, 2003
Page 2


     1. The Purchase Plan Shares have been duly and validly authorized and reserved for issuance and that upon the issuance of the Purchase Plan Shares against payment therefore in accordance with the provisions of the Employee Stock Purchase Plan, the Purchase Plan Shares will be validly issued, fully paid and non-assessable.

     2. The Equity Plan Shares have been duly and validly authorized and reserved for issuance and that upon the issuance of the Equity Plan Shares against payment therefore in accordance with the provisions of the Equity Purchase Plan, the Equity Plan Shares will be validly issued, fully paid and non-assessable.

     We consent to the filing of the opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                                                 Very truly yours,



                                                 GIORDANO, HALLERAN & CIESLA
                                                 A Professional Corporation